Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS FIRST QUARTER 2010 RESULTS

JACKSONVILLE, Fla. (Business Wire) – May 5, 2010 – FPIC Insurance Group, Inc. (“FPIC” or the “Company”) (NASDAQ:  FPIC) reported for the first quarter of 2010:

—	net income of $7.2 million, or $0.71 per diluted common share, compared to $8.4 million, or $0.71 per diluted common share, for the first quarter of 2009; and
—	operating earnings(1) of $7.0 million, or $0.69 per diluted common share, compared to $8.4 million, or $0.72 per diluted common share, for the first quarter of 2009.

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time.  For additional information and reconciliation to GAAP results, see the section entitled “Non-GAAP Financial Measures” found later in this press release.

Certain factors affecting our comparative results for the first quarter 2010 are discussed in the “Unaudited Financial and Operational Highlights” section below.

“We are pleased with our first quarter results and with the continued success of our business and operating initiatives,” said John R. Byers, President and Chief Executive Officer.  “We remain committed to the business strategies that have brought us to this point and to delivering solid operating results for our shareholders.”

Unaudited Financial and Operational Highlights for First Quarter 2010

(as compared to first quarter 2009 unless otherwise indicated)

—
On April 5, 2010, FPIC was named by Forbes as one of "The 100 Most Trustworthy Companies" for having transparent and conservative accounting practices and prudent management.  Their article can be found at http://www.forbes.com/2010/04/05/most-trustworthy-companies-leadership-governance-100_2.html.

—	On April 20, 2010, A.M. Best affirmed the A- (Excellent) financial strength rating of our insurance subsidiaries with a stable outlook.
—	Professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 31 percent to 18,126 policyholders as of March 31, 2010, compared to 13,829 policyholders as of March 31, 2009. This increase in policyholders primarily resulted from the acquisition of Advocate, MD, which closed in November 2009. The increase in policyholders was 3 percent excluding the acquisition of Advocate, MD.
—
Our national policyholder retention was 95 percent as of March 31, 2010 compared to 97 percent for the comparable period in 2009.  Our Florida policyholder retention was 97 percent as of March 31, 2010 and 2009.

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—
Consolidated revenues were 7 percent higher for the three months ended March 31, 2010.  Excluding the acquisition of Advocate, MD, consolidated revenues were 7 percent lower for the three months ended March 31, 2010, primarily as the result of lower net premiums earned, as well as lower net investment income.

—
Net premiums written increased 8 percent primarily as the result of the acquisition of Advocate, MD.  Excluding the acquisition of Advocate, MD, lower rates in our Florida market, offset to some extent by growth in professional liability policyholders, resulted in a decline in net premiums written of 3 percent for the three months ended March 31, 2010.

—	Net investment income was 9 percent lower for the three months ended March 31, 2010 primarily as the result of lower yields on fixed income securities and cash and cash equivalents.
—
As a result of the continuation of favorable overall claim results as compared to our previous estimates, we recognized favorable net loss development related to previously established reserves of $4.0 million for the three months ended March 31, 2010 and 2009.  Our current accident year loss ratio for the three months ended March 31, 2010 was 70.1 percent compared to 70.9 percent for the comparable period in 2009.

—
Our expense ratio was 28.0 percent for the three months ended March 31, 2010 compared to 23.7 percent for the same period in 2009.  The higher ratio in 2010 was primarily due to lower net premiums earned, lower recoveries on insurance guaranty fund assessments and lower than normal employee benefit costs during the first quarter of 2009.

—
Book value per common share grew 3 percent to $28.49 as of March 31, 2010 from $27.58 as of December 31, 2009.  As of March 31, 2010, the statutory surplus of our insurance subsidiaries was $258.6 million and the ratio of net premiums written to surplus was 0.6 to 1.

—
On a trade date basis, we repurchased 303,470 shares of our common stock during the three months ended March 31, 2010 at an average price of $25.62 per share and as of March 31, 2010, had remaining authority from our Board of Directors to repurchase 851,341 more shares under our stock repurchase program.  Through April 30, 2010, we have repurchased an additional 124,700 shares of our common stock, on a trade date basis, at an average price of $27.13 per share, and had remaining authority from our Board of Directors to repurchase an additional 726,641 shares as of that date.

Conference Call Information

We will host a conference call at 11:00 a.m., Eastern Time, Thursday, May 6, 2010, to review our first quarter 2010 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 69334376.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company’s corporate website at http://www.fpic.com.  To access the call from the Company’s home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, May 6, 2010, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

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For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, May 6, 2010, and ending at 11:59 p.m., Eastern Time, Thursday, May 13, 2010.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 69334376.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, May 6, 2010, on the Company’s website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.  Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business sector;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vi)	Our exposure to claims for extra contractual damages and losses in excess of policy limits and the unpredictability of court decisions;
vii)	Legislative, regulatory, special interest or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
viii)	The judicial and legislative review of current tort reform measures;
ix)	Developments in financial and securities markets that could affect our investment portfolio;
x)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
xi)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;

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xii)	Potential healthcare reform or other significant changes in the healthcare delivery system;
xiii)	Availability of dividends and management fees from our insurance subsidiaries;
xiv)	The results of the acquisition of Advocate, MD and other growth initiatives;
xv)	Impairment in the value of our acquisition-related or other goodwill and intangibles;
xvi)	The loss of the services of any key members of senior management;
xvii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and
xviii)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2010, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 5, 2010.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  Forward-looking statements are made in reliance on the safe harbor provision of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is another non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the tables below under the caption “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

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Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida  32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data Based on the Consolidated Statements of Income:

(in thousands, except basic and diluted earnings per common share)	For the Quarter Ended March 31,
	2010	2009
Revenues
Net premiums earned	$41,936	38,412
Net investment income	6,587	7,220
Net realized investment gains (losses)	350	(58)
Other income	121	95
Total revenues	48,994	45,669

Expenses
Net losses and loss adjustment expenses	25,427	23,240
Other underwriting expenses	11,724	9,106
Interest expense on debt	891	895
Other expenses	203	—
Total expenses	38,245	33,241

Income from continuing operations before income taxes	10,749	12,428
Less: Income tax expense	3,534	4,041
Net income	7,215	8,387

Basic earnings per common share(1)	$0.72	0.73
Basic weighted-average common shares outstanding (1)	9,976	11,483

Diluted earnings per common share(1)	$0.71	0.71
Diluted weighted-average common shares outstanding(1)	10,182	11,737

Net realized investment gains (losses):
Net realized investment gains before credit related impairments	$613	1,297
Total other-than-temporary impairments on investments	(766)	(1,355)
Portion of other-than-temporary impairments recognized in other comprehensive income	503	—
Credit related impairments included in net realized investment gains (losses)	(263)	(1,355)
Net realized investment gains (losses)	$350	(58)

(1)	Earnings per common share and weighted average shares outstanding for the period ending March 31, 2009 have been restated to reflect the three-for-two stock split in March 2010.

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of	As of
	March 31, 2010	December 31, 2009
Total cash and investments	$720,948	744,813
Total assets	$1,002,220	1,031,483
Liability for losses and loss adjustment expenses ("LAE")	$535,583	559,257
Liability for losses and LAE, net of reinsurance	$404,326	425,812
Long-term debt	$46,083	46,083
Accumulated other comprehensive income, net	$11,160	8,655
Total shareholders' equity	$281,574	279,787
Book value per common share	$28.49	27.58
Book value per common share, excluding the impact of net unrealized investment gains (losses) (1), (2)	$27.08	26.48
Tangible book value per common share (1), (3)	$25.66	24.80
Common shares outstanding (4)	9,884	10,143
Consolidated statutory surplus of insurance subsidiaries	$258,580	262,600

(in thousands)	For the Quarter Ended
	March 31, 2010	March 31, 2009
Cash flows from continuing operations
Net cash (used in) provided by operating activities	$(15,104)	2,768
Net cash provided by investing activities	$22,989	3,112
Net cash used in financing activities	$(8,521)	(12,413)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)
Excludes the impact of an accumulated other comprehensive gain associated with investments of $13.9 million as of March 31, 2010 and the impact of an accumulated other comprehensive gain associated with investments of $11.2 million as of December 31, 2009.

(3)	Excludes goodwill and intangible assets of $28.0 million and $28.2 million as of March 31, 2010 and December 31, 2009, respectively.
(4)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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Selected Insurance Data:

	March 31, 2010

(in thousands)	FPIC pre-acquisition business (1)	Advocate, MD	Consolidated	March 31, 2009	Percentage Change 2010 vs 2009
Direct premiums written (2)	$44,299	4,818	49,117	45,604	8%
Assumed premiums written	—	—	—	—	0%
Ceded premiums written	(6,178)	(692)	(6,870)	(6,345)	-8%
Net premiums written	$38,121	4,126	42,247	39,259	8%

	March 31, 2010

	FPIC pre-acquisition business (1)	Advocate, MD	Consolidated	March 31, 2009	Percentage Change 2010 vs 2009
Professional liability policyholders	14,275	3,851	18,126	13,829	31%
Professional liability policyholders under alternative risk arrangements	216	—	216	211	2%
Total professional liability policyholders	14,491	3,851	18,342	14,040	31%

	March 31, 2010

	FPIC pre-acquisition business (1)	Advocate, MD	Consolidated	March 31, 2009	Percentage Change 2010 vs 2009
Net paid losses	$34,835	868	35,703	18,535	93%
Less: net paid losses on assumed business in run-off and commuted reinsurance agreements	—	—	—	481	-100%
Net paid losses excluding assumed business in run-off and commuted reinsurance agreements	34,835	868	35,703	18,054	98%

Net paid LAE	9,762	1,448	11,210	10,462	7%
Less: net paid LAE on assumed business in run-off and commuted reinsurance agreements	—	—	—	—	—
Net paid LAE excluding assumed business in run-off and commuted reinsurance agreements	9,762	1,448	11,210	10,462	7%

Net paid losses and LAE excluding assumed business in run-off and commuted reinsurance agreements	$44,597	2,316	46,913	28,516	65%

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	March 31, 2010

	FPIC pre-acquisition business (1)	Advocate, MD	Consolidated	March 31, 2009	Percentage Change 2010 vs 2009
Total professional liability claims closed without indemnity payment	148	40	188	149	26%
Total professional liability incidents closed without indemnity payment	164	15	179	147	22%
Total professional liability claims and incidents closed without indemnity payment	312	55	367	296	24%

Total Professional Liability Claims with Indemnity Payment	82	10	92	92	0%

CWIP Ratio on a rolling four quarter basis (3)	37%	24%	36%	37%

CWIP Ratio, including incidents, on a rolling four quarter basis (3)	19%	18%	19%	19%

	March 31, 2010

	FPIC pre-acquisition business (1)	Advocate, MD	Consolidated	March 31, 2009	Percentage Change 2010 vs 2009
Total professional liability claims reported during the period	223	55	278	172	62%
Total professional liability incidents reported during the period	222	31	253	263	-4%
Total professional liability claims and incidents reported during the period	445	86	531	435	22%

Total professional liability claims and incidents that remained open	3,339	380	3,719	3,411	9%

(1)
FPIC pre-acquisition business represents our insurance operations conducted through insurance subsidiaries domiciled in Florida and Missouri.  These operations do not include the operations of Advocate, MD, which was acquired in November 2009.

(2)
Includes $1.1 million and $1.5 million of premiums associated with alternative risk arrangements for the three months ended March 31, 2010 and 2009, respectively.  Management fees for such arrangements are included in other income.

(3)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio to the Combined Ratio, Excluding Insurance Guaranty Fund Assessments and Recoveries:

		For the Quarter Ended
		March 31, 2010	March 31, 2009
Loss ratio
Current accident year		70.1%	70.9%
Prior accident years		-9.5%	-10.4%
Calendar year loss ratio	A	60.6%	60.5%

Underwriting expense ratio	B	28.0%	23.7%
Insurance guaranty fund recoveries		-0.2%	-1.0%
Underwriting expense ratio excluding the impact of insurance guaranty fund assessments (recoveries)	C	28.2%	24.7%

Combined ratio (Sum of A+B)		88.6%	84.2%

Combined ratio excluding the impact of insurance guaranty fund assessments (recoveries) (Sum of A+C)		88.8%	85.2%

Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended
	March 31, 2010	March 31, 2009
Net income	$7,215	8,387

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment gains (losses), net of income taxes	215	(36)
Total adjustments	215	(36)

Operating earnings	$7,000	8,423

Diluted earnings per common share (1)	$0.71	0.71
Adjustments to reconcile net income to operating earnings	0.02	(0.01)
Operating earnings per diluted common share	$0.69	0.72

Diluted weighted-average common shares outstanding (1)	10,182	11,737

(1)	Diluted earnings per common share and diluted weighted average shares outstanding for the period ending March 31, 2009 have been restated to reflect the three-for-two stock split in March 2010.

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Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	March 31, 2010	December 31, 2009
Total shareholders' equity	$281,574	279,787
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill and intangible assets	(27,970)	(28,200)
Tangible shareholders' equity	$253,604	251,587

Common shares outstanding (1)	9,884	10,143

Book value per common share	$28.49	27.58

Tangible book value per common share	$25.66	24.80

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses):

(in thousands, except per common share data)	As of	As of
	March 31, 2010	December 31, 2009
Shareholders' equity	$281,574	279,787
Less: accumulated other comprehensive gain (loss) associated with investments	13,872	11,178
Shareholders' equity, excluding accumulated other comprehensive gain (loss) associated with investments	$267,702	268,609

Common shares outstanding (1)	9,884	10,143

Book value per common share	$28.49	27.58

Book value per common share, excluding the impact of unrealized investment gains (losses)	$27.08	26.48

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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